CNL Strategic Capital, LLC S-1/A

EXHIBIT 10.7

CNL Financial Group
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336

tel 407.650.1000 800.522.3863

fax 407.650.1231

www.cnl.com

Mailing Address:

P.O. Box 4920

Orlando, Florida 32802-4920

October 19, 2021

Laura Stevens

UMB Bank, N.A.

Corporate Trust & Escrow Services

928 Grand Blvd., 12th Floor

Mail Stop: 1020409

Kansas City, Missouri 64106

RE: Escrow Agreement dated as of February 14, 2018, by and among CNL Strategic Capital, LLC, a Delaware limited liability company (the “Company”), UMB Bank, N.A. as escrow agent and CNL Securities Corp. (collectively, the “Parties”), as supplemented and amended by the First Amendment to the Escrow Agreement dated as of April 18, 2019, the Second Amendment to the Escrow Agreement dated as of July 12, 2019, and the Third Amendment to the Escrow Agreement dated as of January 31, 2021 (collectively, the “Agreement”).

Dear Ms. Stevens,

The Company proposes to offer and sell, on a best-efforts basis through the Distribution Participants, the Company’s shares of Class A, Class T, Class D, and Class I limited liability interests on a best-efforts basis up to $1,100,000,000 of gross offering proceeds (excluding the shares of its Class A, Class T, Class D and Class I common stock to be offered and sold pursuant to the Company’s distribution reinvestment plan), at a current offering purchase price per Class A share, Class T share, Class D share and Class I share (the “Follow-On Offering”) pursuant to an offering prospectus as amended from time to time and filed with the Securities and Exchange Commission as part of a registration statement file no. 333-253295.

For the avoidance of doubt, the Parties hereby acknowledge and agree that the term Shares, as defined in the Agreement, shall also include the shares offered and sold in the Follow-On Offering. Except as expressly amended by this letter, the Agreement shall continue unmodified and in full force and effect. No provision of this letter may be changed or modified, except by an instrument in writing signed by each of the parties hereto. This letter may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Sincerely,

/s/ Tammy Tipton

Tammy Tipton

Chief Financial Officer,

CNL Strategic Capital, LLC

Acknowledge and agreed to as of the date first above written.

UMB BANK, N.A., as escrow agent By: /s/ Lara L. Stevens Name: Lara L. Stevens Title: Vice President
CNL SECURITIES CORP.,as managing dealer By: /s/Erin M. Gray Name: Erin M. Gray Title: Authorized Signatory